STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of October 4, 1996, by and among IAT Holdings, Inc., a Delaware corporation ("Holdings"), IAT AG, a corporation organized under the laws of Switzerland ("IAT"), IAT Deutschland GmbH, a corporation organized under the laws of Germany ("IAT Germany"),Vertical Financial Holdings, a corporation organized under the laws of Liechtenstein ("Investor"), and the stockholders of IAT, all of which to become stockholders of Holdings at the Closing (as defined below), listed on Exhibit A hereto (the "Stockholders"). As used herein, the term "Holdings" refers to IAT Holdings, Inc. and the term the "Company" refers to Holdings and its subsidiaries, including, but not limited to, IAT AG and IAT Germany.


     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Purchase and Sale of Shares

     1.1. Agreement to Purchase.

          (a) Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and agreements of Holdings, IAT, IAT Germany and each of the Stockholders contained herein, the Investor agrees to purchase at the Closing and Holdings agrees to sell and issue to the Investor at the Closing, 1,980,000 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") of Holdings, for an aggregate purchase price of $1,500,000 (the "Purchase Price").

          (b) In addition, Holdings shall issue to the Investor, at the Closing, a warrant in the form attached hereto as Exhibit E (the "Warrant") to purchase up to 1,980,000 shares (the "Warrant Shares") of Common Stock, par value $.01 per share, of Holdings (the "Common Stock"). In the event of an initial public offering of shares of Common Stock (an "IPO"), the Warrant shall be exercisable during the ten (10) year period following the closing date of the IPO at an exercise price per share equal to 130% of the initial public offering price of a share of Common Stock in the IPO.

     1.2. Closing. The purchase and sale of the Series A Preferred Stock to be purchased by the Investor shall take place at the offices of Bachner, Tally, Polevoy & Misher LLP, New York, New York, on the 14th day following the delivery by Holdings or IAT AG to the Investor of audited financial statements of the Company, or at such other time and place as shall be mutually agreed upon between the Investor and Holdings (the "Closing"). At the Closing, Holdings shall deliver to the Investor a certificate or certificates representing the Series A Preferred Stock that the Investor is purchasing, in such names and denominations as the Investor may request not less than two (2) business days prior to the date of the Closing, against receipt of a certified check payable to the order of Holdings or a wire transfer of the purchase



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price to an account designated by Holdings not less than two (2) business days prior to the date of the Closing.

     1.3. Further Assurances. After the Closing, the parties shall from time to time, at the request of the other parties and without further cost or expense to such party, execute and deliver such other instruments of conveyance and transfer and take such other actions as the other parties may reasonably request, in order to more effectively consummate the transaction contemplated hereby and to vest in Investor good and marketable title to the Shares being sold hereunder.

     2. Representations and Warranties of Holdings. Except for the exceptions set forth on the Schedule of Exceptions attached hereto as Exhibit B and furnished to the Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder, (i) Holdings, with respect to itself, IAT and IAT Germany and (ii) IAT and IAT Germany, each with respect to itself, hereby represent and warrant severally to the Investor that:

     2.1 Organization, Good Standing, Qualification; Corporate Power and Authorization.

          (a) Each of Holdings, IAT and IAT Germany is a corporation duly organized, validly existing and in good standing under the laws its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Holdings is duly qualified to transact business, and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. True and correct copies of the Certificate of Incorporation and By-laws of Holdings, IAT and IAT Germany have been provided to the Investor.

          (b) Holdings, IAT and IAT Germany, have all requisite legal and corporate power to execute and deliver this Agreement and Holdings has all requisite legal and corporate power to execute and deliver the Investor's Rights Agreement of even date herewith, by and among Holdings and the Investor, the form of which is attached hereto as Exhibit C (the "Rights Agreement"), the Marketing Agreement of even date herewith, by and among Holdings and General Capital, the form of which is attached hereto as Exhibit D (the "Marketing Agreement") and the Warrant, the form of which is attached hereto as Exhibit E, to issue and sell the Series A Preferred Stock and the Warrant hereunder. Holdings, IAT and IAT Germany have all requisite legal and corporate power to carry out and perform their obligations under the terms of this Agreement and Holdings has all requisite legal and corporate power to carry out and perform its obligations under the terms of the Rights Agreement, the Marketing Agreement and the Warrant. This Agreement has been duly authorized, executed and delivered by Holdings, IAT and IAT Germany and constitutes the legal, valid and binding obligation of Holdings, IAT and IAT Germany, enforceable in accordance with its terms and, the Rights Agreement, the Marketing Agreement and the Warrant have been duly authorized, executed and delivered by Holdings and constitute the legal, valid and binding obligations of Holdings, enforceable in



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     accordance with their respective terms except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or other equitable principles..

     2.2 Capitalization and Voting Rights. The authorized capital of Holdings consists of:

          (a) Preferred Stock. 2,000,000 shares of Preferred Stock, par value $.01 per share, of which 1,980,000 shares have been designated Series A Convertible Preferred Stock, of which no shares shall be issued and outstanding until consummation of the transactions contemplated hereby. The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Certificate of Incorporation of Holdings.

          (b) Common Stock. 20,000,000 shares of Common Stock, par value $.01 per share, of which 4,620,000 shares are issued and outstanding or will be issued and outstanding prior to the Closing.

          (c) Except for the conversion privileges of the Series A Preferred Stock, the Warrant and except for the warrant issuable to the non-management stockholders of Holdings (the "Non-Management Stockholder Warrant") and except as otherwise set forth on Exhibit B, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Holdings of any shares of its capital stock. The Stockholders set forth on Exhibit A, together with the number of shares, options or other derivative securities held by each such Stockholder and set forth on Exhibit A, represent all of the holders of the capital stock of Holdings.

          2.3 Subsidiaries. A list of the direct and indirect subsidiaries of Holdings (each, a "Subsidiary") is set forth on Exhibit B, and Holdings does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity. Each Subsidiary is a corporation duly organized and validly existing under the laws of the state or country set forth on Exhibit B, and the capital stock of each Subsidiary set forth on Exhibit B is owned in the percentage amounts and by the entity set forth on Exhibit B free and clear of all liens, encumbrances, security interests, claims, restrictions on transfer and other defects in title ("Encumbrances").

          2.4 Valid Issuance of Stock.

               (a) The issuance, sale and delivery of the Series A Preferred Stock which is being purchased by the Investor hereunder, the issuance, sale and delivery of the Warrant and the reservation for issuance of the Common Stock issuable upon conversion or exercise thereof have been duly authorized by all required corporate action on the part of Holdings, and when issued, sold, and delivered in accordance with the terms hereof for the



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          consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and, based in part upon the representations and warranties of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement and upon exercise of the Warrant has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Incorporation, shall be duly and validly issued, fully paid, and non-assessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series A Preferred Stock hereunder. The Series A Preferred Stock issued hereunder (and the Common Stock issuable upon conversion of such Series A Preferred Stock and upon exercise of the Warrant) will be free and clear from all Encumbrances other than those created by, or imposed upon, the holders thereof through no action of Holdings.

               (b) The outstanding shares of capital stock of Holdings, IAT and IAT Germany are, or will be upon issuance prior to the Closing, all duly and validly authorized and issued, fully paid, and non-assessable, and were, or will be, issued in compliance with all applicable federal and state securities laws.

     2.5 Financial Statements. Prior to the Closing, Holdings or IAT will have delivered to the Investor IAT's audited consolidated balance sheet as of December 31, 1995, and the related statements of operations, cash flows and stockholder's equity as of, and for the twelve months ended, December 31, 1995 (the "Financial Statements"). Upon delivery to the Investor, the Financial Statements will be complete and correct in all material respects and will have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated. Prior to the Closing, Holdings or IAT will also provide the Investor with IAT's consolidated balance sheet as of June 30, 1996, and the related statements of operations, cash flows and stockholder's equity as of, and for the six months ended, June 30, 1996 (the "Interim Financial Statements"), certified by the chief financial officer of Holdings or IAT. The Financial Statements and Interim Financial Statements will fairly present the financial condition and results of operations of IAT as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments which are neither individually nor in the aggregate expected to be material. As of the date of the balance sheet included in the Interim Financial Statements (the "Interim Balance Sheet Date"), to the best of the Company's knowledge, IAT has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Financial Statements, and all reserves established by IAT and set forth on such balance sheet were adequate for the purposes for which they were established.

     2.6 Governmental Consents. Except as listed on Exhibit B, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any Swiss, German or United States federal, state, local or provincial governmental authority on the part of Holdings or any Subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement. To the best of the



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Company's knowledge, Holdings and each Subsidiary has complied (and in carrying out their respective businesses Holdings and each Subsidiary will be in compliance) with all laws, ordinances and regulations applicable to it and its business, which the failure to comply with would, either individually or in the aggregate, have a materially adverse effect upon Holdings and its Subsidiaries taken as a whole. Holdings and each Subsidiary has obtained all Swiss, German and United States federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of their respective businesses, such licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or, to the best of the Company's knowledge, threatened to revoke or limit any thereof.

     2.7 Litigation. Except as described on Exhibit B hereto, there is no action, suit, proceeding, or investigation pending or to the Company's knowledge currently threatened against Holdings or any Subsidiary (nor, to the Company's knowledge, is there any reasonable basis therefor).

     2.8 Patents and Trademarks.

          (a) Except as set forth on Exhibit B, Holdings and each Subsidiary has title and ownership of all Intellectual Property (as defined below) (i) free and clear of all liens and encumbrances and (ii) without any conflict with or infringement of the rights of others. Exhibit B attached hereto contains a complete list of items of Intellectual Property which are required for the conduct of the business of Holdings and each Subsidiary. Except as shown on Exhibit B, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is Holdings or any Subsidiary bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, and processes of any other person or entity. To the Company's knowledge the Intellectual Property does not violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of the employees of Holdings or any Subsidiary is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Holdings and each Subsidiary or that would conflict with the business of Holdings and each Subsidiary as proposed to be conducted. Except as disclosed on Exhibit B, none of the past or present employees, officers, directors, shareholders or consultants of Holdings or any Subsidiary has any rights in any of the Intellectual Property. Neither the execution nor delivery of this Agreement, the Rights Agreement, the Marketing Agreement or the Warrant, nor the carrying on of the business of Holdings and each Subsidiary by the employees of Holdings and each Subsidiary, nor the conduct of the business of Holdings and each Subsidiary as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Exhibit B sets


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     forth all copyrights owned by Holdings and each Subsidiary and all copyright applications which have been made by Holdings and each Subsidiary. "Intellectual Property" includes all patents, patent applications, trademarks (whether or not registered), trade names, service marks (whether or not registered), trademark and service mark registrations (and pending applications therefor), copyrights, computer software (including without limitation all object code and source code owned by Holdings or any Subsidiary or authored or developed for Holdings or any Subsidiary by any of its employees or agents), licenses, sublicenses and franchise agreements of Holdings or any Subsidiary, and all know-how, formulae, processes, techniques, confidential business information, designs, patterns, shapes, inventions (whether or not patented or patentable), trade secrets and other proprietary information and technology used in the business of Holdings and each Subsidiary or required to operate such business.

          (b) There is no object code used in the business of Holdings or any Subsidiary or required to operate the business of Holdings or any Subsidiary or other Intellectual Property that (i) is owned by entities other than Holdings or any Subsidiary and (ii) is necessary to implement, operate or maintain the business of Holdings and each Subsidiary as presently operated.

     2.9 Compliance with Other Instruments. Except as noted in Exhibit B hereto, neither Holdings nor any Subsidiary is in violation or default of any provisions of its respective Certificate of Incorporation or By-laws (or other organizational documents) or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound, the violation or default of which would have a material adverse effect on Holdings and its Subsidiaries taken as a whole. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the respective Certificate of Incorporation or By-Laws (or other organizational documents) of Holdings or any Subsidiary or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Holdings or any Subsidiary under, any agreement or commitment to which Holdings or any Subsidiary is a party or by which any of its respective property or assets is bound, or to which any of the property or assets of Holdings or any Subsidiary is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Holdings or such Subsidiary. Neither Holdings nor any Subsidiary has any knowledge of any termination or material breach or anticipated termination or material breach by the other parties to any material contract or commitment to which it is a party or to which any of its assets is subject. To the knowledge of the respective parties, there are no warranty claims or other uninsured claims against Holdings or any Subsidiary under completed contracts which might involve a material monetary liability which is not reserved against in the Financial Statements.




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     2.10 Agreements; Action.

          (a) Except as listed on Exhibit B hereto and except for agreements explicitly contemplated hereby, there are no agreements, understandings, or proposed transactions between Holdings or any Subsidiary and any of their respective officers, directors, affiliates (as defined in the Securities Act of 1933, as amended), or any affiliate thereof.

          (b) Except as listed on Exhibit B hereto, there are no agreements, understandings, instruments, contracts or proposed transactions to which Holdings or any Subsidiary is a party or by which it is bound which (i) involve obligations (contingent or otherwise) of, or payments to Holdings or any Subsidiary in excess of, $100,000 annually, (ii) are material to the conduct and operations of Holdings' or any Subsidiary's business or properties, including, without limitation, the license of any patent, copyright, trade secret, or other proprietary rights to or from Holdings or any Subsidiary or provisions restricting or affecting the development, manufacture, or distribution of Holdings' or any Subsidiary's products or services, or (iii) involve any employment or consulting arrangement, whether written or oral, between Holdings or any Subsidiary and any person.

          (c) Except as listed on Exhibit B hereto, neither Holdings or any Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 annually or, in the case of indebtedness and/or liabilities individually less than $100,000 annually, in excess of $200,000 in the aggregate annually, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged, or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts, and proposed transactions involving the same person or entity (including persons or entities Holdings or any Subsidiary has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     2.11 Disclosure. Holdings or IAT has, or will, at or prior to the Closing, provide the Investor with a copy of the most recently available financial projections for Holdings and its Subsidiaries (the "Projections") and all other information which the Investor has requested for deciding whether to enter into the transactions contemplated hereby. The Projections were prepared in good faith and were carefully reviewed by management of Holdings or IAT, and Holding and IAT believe that the assumptions underlying the Projections were reasonable; provided, that neither Holdings nor IAT warrants hereby that such Projections will ultimately prove to be accurate. Neither the representations and warranties made pursuant to this Agreement, including for these purposes Exhibit B attached hereto, nor any other written statements or certificates made or delivered in connection herewith, contains any untrue



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statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

     2.12 Registration Rights. Except as provided in Section 1 of the Investor's Rights Agreement, and as set forth on Exhibit B hereto, Holdings has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     2.13 Title to Property and Assets. Except as set forth on Exhibit B hereto, Holdings and each Subsidiary has good and marketable title to its property and assets free and clear of all mortgages, liens, loans, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair Holdings' or such Subsidiary's ownership or use of such property or assets. With respect to the property and assets it leases, Holdings and each Subsidiary is in compliance in all material respects with such leases and, to the Company's knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances. All of Holdings' and each Subsidiary's properties and assets are, in all material respects, in good operating and usable condition, subject to normal wear and tear.

     2.14 Labor Agreements and Actions; Employee Benefits. Neither Holdings nor any Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives, or agents of Holdings or any Subsidiary. There is no strike or other labor dispute involving Holdings or any Subsidiary pending, or, to the knowledge of the Company, threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of Holdings and its subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted taken as a whole), nor is the Company aware of any labor organization activity involving its employees. Except as set forth on Exhibit B, neither Holdings nor any Subsidiary has any employment contract, deferred compensation agreement or bonus, incentive or profit-sharing plans currently in force and effect, and there are no existing or proposed material arrangements or transactions between Holdings or any Subsidiary and any officer or director or holder of capital stock of Holdings or any Subsidiary, other than transactions referred to in this Agreement. To the best of the Company's knowledge, no officer or key employee of Holdings or any Subsidiary is in violation of (a) any material term of any employment agreement, non-disclosure agreement, noncompete agreement or other similar agreement with any previous employer of such employee (and the employment of such employee with Holdings or any Subsidiary will not result in a violation of any such agreement) or (b) any obligation binding on such employee which would prohibit the use of information obtained from such employee which Holdings or any Subsidiary has used or proposes to use.

     2.15 Tax Matters. Holdings and each Subsidiary (i) has timely filed all tax returns that are required to have been filed by it with all appropriate governmental agencies (and all such returns are true and correct and fairly reflect in all material respects its operations for tax




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purposes); and (ii) has timely paid all taxes owed or assessments by it (other than taxes the validity of which are being contested in good faith by appropriate proceedings and which are reserved) and all such returns are true and correct in all material respects. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor and, to the Company's knowledge, there are no material unresolved questions or claims concerning Holdings' or any Subsidiary's tax liability. Neither Holdings' nor any Subsidiary's tax returns have been reviewed or audited by any taxing authority. There is no pending dispute with any taxing authority relating to any of said returns.

     2.16 Insurance. All insurable properties of Holdings and each Subsidiary are insured for the benefit of Holdings or each Subsidiary against such risks as are usually insured against, and in such amounts as are usually obtained, by persons owning or operating similar properties in the locality where such properties are located, under policies issued by insurers of recognized responsibility. Exhibit B hereto sets forth a description of the liability insurance carried by Holdings and each Subsidiary, including policy amounts, deductibles, carriers and coverage.

     2.17 Exchange of Shares of IAT and Issuance of Warrants. The Stockholders delivered and exchanged, or will deliver and exchange prior to the Closing, all of the outstanding shares of capital stock of IAT in exchange for an aggregate of 4,620,000 shares of Common Stock and the Non-Management Stockholder Warrant. Upon delivery and exchange of each Stockholder's shares of capital stock of IAT for Common Stock, good and marketable title to such shares of capital stock of IAT passed, or will pass to Holdings, free and clear of all Encumbrances and IAT became, or will become, a wholly-owned subsidiary of Holdings. There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from IAT of any shares of its capital stock.

     3. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Investor with respect to itself that:

     3.1 Authorization. He, she or it is of full age and has full right, power, legal capacity and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder. The execution, delivery and performance of this Agreement and the performance of his, her or its obligations hereunder constitutes the valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with its terms except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or other equitable principles.

     3.2 Exchange of Shares of IAT. Each Stockholder delivered and exchanged, or will deliver and exchange prior to the Closing, all of his, her or its outstanding shares of capital stock of IAT in exchange for certain shares of Common Stock. Upon delivery and exchange of each Stockholder's shares of capital stock of IAT for Common Stock, good and marketable title to such shares of capital stock of IAT passed, or will pass to Holdings, free and clear of all



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Encumbrances. There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from IAT of any shares of its capital stock.

     3.3 Ownership of Capital Stock of Holdings. The Stockholders set forth on Exhibit A, together with the number of shares, options or other derivative securities held by each such Stockholder and set forth on Exhibit A, represent all of the holders of the capital stock of Holdings.

     3.4 Loan to IAT. Investor understands that between August 1, 1996 and the Closing, certain non-management stockholders contributed capital to IAT which is evidenced by demand notes issued by IAT to such stockholders. Such loans do not exceed 2.5 million S.F. in the aggregate.

     4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to Holdings that:

     4.1 Authorization. This Agreement and the Rights Agreement constitute its valid and legally binding obligations, enforceable in accordance with their terms except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or other equitable principles. The Investor represents that it has full power and authority to enter into this Agreement and the Rights Agreement.

     4.2 No Unregistered Distribution. The Series A Preferred Stock to be received by the Investor pursuant to the terms hereof will be acquired for investment for the Investor's own account, without any view to the unregistered public distribution or resale thereof, all without prejudice, however, to the right of the Investor and any other person or entity receiving shares of Series A Preferred Stock at the Closing ("Permitted Affiliate Transferees") at any time lawfully to sell or otherwise to dispose of all or any part of the Series A Preferred Stock pursuant to registration, any exemption therefrom under the Act, applicable state securities laws and as set forth in Section 7.7.

     4.3 Restricted Securities. The Investor understands that the Series A Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Holdings in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

     4.4 Investor Suitability. The Investor represents and warrants that it and any Permitted Affiliate Transferee has the capacity to evaluate the merits and risks of an investment in the Series A Preferred Stock and is able to bear the economic risk of this investment. The



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Investor acknowledges that it has been provided access to all information requested by it in order to evaluate the merits and risks of an investment in the Series A Preferred Stock.

     4.5 Legends. It is understood that the certificates evidencing the Series A Preferred Stock may bear one or all of the following legends:

          (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

          (b) Any legend required by the laws of the State of Delaware.

     The legend referred to in clause (a) above shall be removed by Holdings from any certificate at such time as the holder of the Series A Preferred Stock represented by the certificate delivers an opinion of counsel reasonably satisfactory to Holdings to the effect that such legend is not required in order to establish compliance with any provisions of the Act, or at such time as the holder of such shares satisfies the requirements of Rule 144(k) under the Act, provided that Rule 144(k) as then in effect does not differ substantially from Rule 144(k) as in effect as of the date of this Agreement, and provided further that Holdings has received from the holder a written representation that such holder satisfies the requirements of Rule 144(k) as then in effect with respect to such shares.

     4.6 Governmental Consents. Except as listed on Exhibit G, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any Swiss federal, state, local or provincial governmental authority on the part of Investor is required in connection with the consummation of the transactions contemplated by this Agreement. To the best of the Investor's knowledge, Investor has complied (and in carrying out its businesses the Investor will be in compliance) with all laws, ordinances and regulations applicable to it and its business, which the failure to comply with would, either individually or in the aggregate, have a materially adverse effect upon the Investor. The Investor has obtained all Swiss federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business, such licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or, to the best of the Investor's knowledge, threatened to revoke or limit any thereof.

     4.7 Compliance with Other Instruments. Except as noted in Exhibit G hereto, the Investor is not in violation or default of any provisions of its Certificate of Incorporation or By-laws (or other organizational documents) or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound, the violation or default of which would have a material adverse effect on the Investor. Neither the execution and delivery of this

Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Certificate of Incorporation or By-Laws (or other organizational documents) of the Investor or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of the Investor under, any agreement or commitment to which the Investor is a party or by which any of its respective property or assets is bound, or to which any of the property or assets of the Investor is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Investor. The Investor does not have any knowledge of any termination or material breach or anticipated termination or material breach by the other parties to any material contract or commitment to which it is a party or to which any of its assets is subject.

     4.8 Ability to Make the Investment. The Investor has sufficient financial ability and funds to make the investment in the Series A Preferred Stock as contemplated by this Agreement.

     5. Conditions of Investor's Obligations at Closing. The obligations of the Investor under subsection 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor unless the Investor has consented in writing thereto:

     5.1 Representations and Warranties. The representations and warranties of Holdings, IAT and IAT Germany contained in Section 2 and the Stockholders contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     5.2 Performance. The Stockholders and Holdings, shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     5.3 Compliance Certificate. The President and Treasurer of Holdings shall deliver to the Investor at the Closing a certificate certifying that the relevant conditions specified in Sections 5.1 and 5.2 have been fulfilled.

     5.4 Secretary's Certificate. The Secretary of each of Holdings, IAT and IAT Germany shall deliver to the Investor at the Closing a certificate certifying:
(i) that attached thereto is a true and complete copy of the By-laws of Holdings, IAT or IAT Germany, as the case may be, as in effect at the Closing;
(ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of each such entity authorizing the transactions contemplated hereby and that such resolutions have not been amended or modified and are in full force and effect; (iii) that Certificate of Incorporation of each such entity, a true and correct copy of which is attached, has not been further amended since September 26, 1996; (iv) to the incumbency and specimen signatures of each officer of each such entity executing this Agreement and the other agreements and certificates contemplated hereby.

     5.5 Qualifications. Holdings shall have obtained all necessary Blue Sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Series A Preferred Stock hereunder.

     5.6 Opinions of Company Counsel. The Investor shall have received from Baker & McKenzie, special counsel for Holdings and IAT, opinions, dated as of the Closing, substantially in the forms attached hereto as Exhibit F, and from Dr. Schackow and Partner, special counsel for IAT Germany, substantially in the form of the opinion from special counsel for IAT.

     5.7 Consents and Waivers. Holdings shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

     5.8 Rights Agreement. Holdings and the Investor shall have executed and delivered the Rights Agreement.

     5.9 Marketing Agreement. Holdings and General Capital shall have executed and delivered the Marketing Agreement.

     5.10 Warrant. Holdings shall have issued and delivered to the Investor the Warrant.

     5.11 Exchange. Prior to the Closing, the Stockholders shall have delivered and exchanged an aggregate of 10,000 shares of capital stock of IAT, constituting all of the outstanding capital stock of IAT, in exchange for an aggregate of 4,620,000 shares of Common Stock and the Non-Management Stockholders' Warrant.

     5.12 Financial Statements. Holdings or IAT shall have delivered to the Investor the financial statements referred to in Section 2.5 hereof and there has not been a material adverse change to such financial statements from the draft of the financial statements previously delivered to the Investor.

     6. Conditions of Holdings' Obligations at Closing. The obligations of Holdings under subsection 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Holdings unless Holdings has consented in writing thereto:

     6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     6.2 Performance. The Investor shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     6.3 Compliance Certificate. The President of the Investor shall deliver to Holdings at the Closing a certificate certifying that the relevant conditions specified in Sections 6.1 and 6.2 have been fulfilled.

     6.4 Consents and Waivers. Investor shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

     6.5 Rights Agreement. Holdings and the Investor shall have executed and delivered the Rights Agreement.

     6.6 Marketing Agreement. Holdings and General Capital shall have executed and delivered the Marketing Agreement.

     6.7 Bank Statement. The Investor shall have delivered to Holdings a copy of a bank statement representing the ability of Investor to make the investment contemplated by this Agreement.

     7. Covenants.

     7.1 Initial Public Offering. Holdings agrees that it shall use all reasonable efforts to prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement under the Act relating to the initial public offering no later than December 31, 1996.

     7.2 Establishment of Underwriting Committee. On the date of the Closing, Holdings shall establish an Underwriting Committee of its Board of Directors (the "Committee"), which Committee shall be vested with full and exclusive responsibility and authority on behalf of Holdings to select an underwriter and to negotiate all of the terms and conditions of any such underwriting. The Committee shall consist of four members, with two members to be appointed by each of Holdings and the Investor. The Chairman of the Committee shall be designated by the Investor. In the event that the Committee is unable to produce a majority vote on any particular issue, such issue shall be decided by a vote of the Board of Directors of Holdings; provided, that the resolution of any such issue by the Board of Directors shall not be effectuated without the written consent of the Investor.

     7.3 Valuation Adjustments.

          (a) If, on the effective date of the IPO, the aggregate value of the shares of Common Stock (as measured by the per share offering price of the shares of Common Stock offered in the IPO) owned by non-management stockholders of Holdings to be identified at the Closing (the "Non-Management Stockholders") is less than $15,000,000 (the amount of such shortfall being hereinafter referred to as the "Shortfall"), the Investor and management stockholders of Holdings to be identified at the Closing (the "Management Stockholders") shall, within five business days of the Closing of the IPO, issue to the Non-Management Stockholders such additional number of shares of Common Stock as shall have a value equal to the Shortfall, rounded down to the nearest whole share, with the Investor contributing 60% of the Shortfall, rounded down to the nearest whole share, and the Management Stockholders contributing 40% of the Shortfall, pro rata, rounded down to the nearest whole share.

          (b) If, on the effective date of the IPO, the aggregate value of the shares of Common Stock (as measured by the per share offering price of the shares of Common Stock offered in the IPO) owned by the Non-Management Stockholders is greater than $25,000,000 (the amount of such excess amount being hereinafter referred to as the "Excess Amount"), the Non-Management Stockholders shall, within five business days of the Closing of the IPO, distribute, without any further consideration, such number of shares of Common Stock as shall have a value equal to (i) 60% of the Excess Amount, rounded down to the nearest whole share, to the Investor and (ii) 40% of the Excess Amount, rounded down to the nearest whole share, to the Management Stockholders, pro rata according to their respective stockholdings.

     7.4 Co-Chairman Compensation. During the three year period following the date of the Closing, Holdings shall pay to Jacob Agam, the Co-Chairman, or upon Jacob Agam's resignation, the individual designated by the Investor, approved by the Board of Directors and elected as Co-Chairman of Holdings monthly compensation as follows: (i) for each month prior to the Closing of the IPO, $5,000 and (ii) for each month subsequent to the Closing of the IPO, $12,000.

     7.5 Board Composition. Holdings agrees that, for so long as the Investor shall hold the Series A Preferred Stock (or Common Stock issued upon conversion thereof or upon exercise of the Warrant), without the Investor's consent, the composition of the Board of Directors of IAT and IAT Germany shall be identical to the composition of the Board of Directors of Holdings; provided, that the Investor's consent shall not be withheld if required to comply with Swiss law.

     7.6 Capitalization of IAT and IAT Germany. Holdings shall cause IAT and IAT Germany not to issue, and shall not permit the issuance of, any shares of capital stock (or any security convertible into shares of capital stock) of IAT or IAT Germany, it being the intention of the parties that IAT shall remain a direct or indirect wholly-owned subsidiary of Holdings and IAT Germany shall remain a direct or indirect subsidiary of Holdings.

     7.7 Right of First Refusal. (a) From the Closing until June 30, 1997, the Investor may not sell, transfer or dispose of ("Transfer") any of its shares of Series A Preferred Stock (or Common Stock issued upon conversion thereof or upon exercise of the Warrant), and after June 30, 1997, the Investor may not Transfer any of its shares of Series A Preferred Stock (or Common Stock issued upon conversion thereof or upon exercise of the Warrant), except in accordance with the following procedures:

          (i) If the Investor desires to Transfer all or any part of the Investor's shares of Series A Preferred Stock, the Investor shall submit a written offer (the "Offer") to sell such shares of Series A Preferred Stock (together, the "Offered Shares") to Holdings and the Stockholders, which Offer shall specify the number of Offered Shares proposed to be sold, the total number of shares of Series A Preferred Stock owned by the Investor, and the terms and conditions, including price, at which the shares of Series A Preferred Stock are being offered to Holdings and the Stockholders, and such terms shall not be more favorable to the Investor than the terms offered to Investor by the third party.

          (ii) Holdings shall have the first right to purchase all of the Offered Shares. In the event that Holdings determines not to purchase any of the Offered Shares or less than all of the Offered Shares, each Stockholder shall have the right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares not purchased by Holdings multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then owned by such Stockholder and the denominator of which shall be the aggregate number of shares then owned by all of the Stockholders (the "Pro Rata Fraction"). In all instances, the Stockholders shall only have the right, but not the obligation, to purchase such Offered Shares as are not purchased by Holdings.

          (iii) Stockholders shall have a right of oversubscription such that if any Stockholder fails to accept the Offer as to its or his full Pro Rata Fraction, the other Stockholders shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by a Stockholder by accepting the Offer as to more than its or his Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Stockholders shall be cut back with respect to their oversubscriptions so as to sell the Offered Shares as nearly as possible in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

          (iv) If Holdings or a Stockholder desires to purchase all or any part of the Offered Shares, Holdings or such Stockholder (a "Purchasing Stockholder") shall communicate in writing its or his election to purchase (an "Acceptance") to the Investor, which

     Acceptance shall state the number of Offered Shares Holdings or the Purchasing Stockholder desires to purchase and shall be delivered in person or mailed to the Investor at the address set forth in the Offer, with a copy to Holdings and the other Stockholders, within 20 days of the date the Offer was made. Sale of the Offered Shares to be sold to Holdings or the Purchasing Stockholders pursuant to this Section 7.7 shall be made at the offices of the Investor on the thirtieth day following the expiration of the 20-day period after the Offer is made (or if such thirtieth day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Investor's delivery to Holdings or each Purchasing Stockholder, as the case may be, of a certificate or certificates evidencing the Offered Shares to be purchased by it or him, duly endorsed for transfer to Holdings or the Purchasing Stockholder, as the case may be, which shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to the Investor of the purchase price therefor by Holdings or such Purchasing Stockholder, as the case may be. Payment for the Offered Shares shall be made as provided in the Offer or by wire transfer or cashier's check.

          (v) If Holdings and/or the Stockholders, as the case may be, do not agree to purchase all of the Offered Shares, then all of the Offered Shares may be sold by the Investor at any time within 120 days after the date the Offer was made. Any such sale shall be upon terms and conditions, including price, not less favorable to Investor than those specified in the Offer. Any Offered Shares not sold within such 120-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 7.7.

     (b) Any prohibition on transfer stated in this Section 7.7 shall also include the Warrant.

     (c) The covenant set forth in this Section 7.7 shall terminate and be of no further force or effect upon the consummation of an IPO.

     8. Indemnification

     8.1. Indemnification by Holdings, IAT and IAT Germany. In the event that the transactions contemplated by this Agreement are consummated, Holdings, IAT and IAT Germany severally shall indemnify Investor and each of its officers and directors and hold each of them harmless from, against and in respect of and shall on demand reimburse such persons for all its losses, liabilities, damages, costs and expenses arising from any material misrepresentation or breach of any representation, warranty, covenant or agreement on the part of Holdings, IAT or IAT Germany, under this Agreement, the Rights Agreement, the Marketing Agreement or the Warrant, and any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity; provided, that the aggregate liability of Holdings, IAT and IAT Germany under this Section 8.1 shall be limited to $1,500,000 and provided, further, that Holdings, IAT and IAT Germany shall have no liability pursuant to this

Section 8.1 until the aggregate of all losses, damages, costs and expenses, including reasonable legal fees, exceeds $25,000, except that this proviso shall not apply to any liability resulting from Holdings', IAT's or IAT Germany's fraud, intentional misrepresentation or intentional failure to perform or comply with any agreement contained herein or in the Rights Agreement, the Marketing Agreement or the Warrant and Holdings, IAT and IAT Germany shall be liable for all losses, damages, costs and expenses with respect thereto. Notwithstanding the foregoing, in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that the Investor is not entitled to indemnification, then the Investor shall not be entitled to recover its legal fees with respect to such claim from Holdings, IAT or IAT Germany.

     8.2. Indemnification by Investor. In the event that the transactions contemplated by this Agreement are consummated, the Investor shall indemnify Holdings, IAT and IAT Germany and each of their officers and directors and hold each of them harmless from, against and in respect of and shall on demand reimburse such persons for all its losses, liabilities, damages, costs and expenses arising from or in connection with any material misrepresentation or breach of any representation, warranty, covenant or agreement on the part of the Investor under this Agreement, the Rights Agreement, the Marketing Agreement or the Warrant, and any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity; provided, that the aggregate liability of the Investor under this Section 8.2 shall be limited to $1,500,000 and provided, further, that Investor shall have no liability pursuant to this
Section 8.2 until the aggregate of all losses, damages, costs and expenses, including reasonable legal fees, exceeds $25,000, except that this proviso shall not apply to any liability resulting from Investor's fraud, intentional misrepresentation or intentional failure to perform or comply with any agreement contained herein or in the Rights Agreement, the Marketing Agreement or the Warrant and Investor shall be liable for all losses, damages, costs and expenses with respect thereto. Notwithstanding the foregoing in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that Holdings is not entitled to indemnification then Holdings shall not be entitled to recover its legal fees with respect to such claim from the Investor.

     8.3. Procedures for Indemnification. Promptly after receipt by an indemnified party under sections 8.1 or 8.2 of notice of the commencement of any action for which indemnification may be available under section 8.1 or 8.2 such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and costs and expenses of legal counsel, if the indemnified party and the indemnifying party are both parties to the action and the indemnified party has been advised by counsel that there may be one or more defenses available to it and not available to the indemnifying party. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying part of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall have the right to participate in such action and not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

     9. Miscellaneous

     9.1 Survival of Warranties. The warranties, representations, and covenants of Holdings, the Stockholders, and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two years from the date of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Holdings, the Investor or the Stockholders.

     9.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement may not be assigned by any party without the written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     9.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York, disregarding any New York principles of conflicts of laws that would otherwise provide for the application of the substantive laws of another jurisdiction. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State of New York. The parties waive any right they may have to assert the doctrine of forum non conveniens or to object to such venue, and hereby consent to court ordered relief.

     9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by facsimile to the party to be notified or four (4) days after deposit with an air courier or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, with a copy for Holdings or IAT to Baker & McKenzie, 805 Third Avenue, New York, New York 10022,
Attention: Malcolm I. Ross, facsimile telephone number (212) 759-9133 and a copy for the Investor to Bachner, Tally, Polevoy & Misher, LLP, 380 Madison Avenue, New York, New York 1017-2590, Attention: Sheldon E. Misher, Esq.

     9.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each party agrees to indemnify and hold harmless the other parties from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, employees, or representatives is responsible.

     9.8 Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Holdings and the Investor. Any amendment or waiver effected in accordance with this Section 9.8 shall be binding upon each holder of any securities purchased or exchanged under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, Investor and Holdings.

     9.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     9.10 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation, all fees of counsel, actuaries and accountants.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                               IAT HOLDINGS, INC.


                               By: /s/ Dr. Viktor Vogt
                                   ------------------------------
                                   Name: Dr. Viktor Vogt
                                   Title: Chief Executive Officer
                                   Address: Delaware, USA
                                   Facsimile telephone number:

                               IAT AG


                               By: /s/ Dr. Viktor Vogt
                                   ------------------------------
                                   Name: Dr. Viktor Vogt
                                   Title: Chief Executive Officer
                                   Address:
                                   Facsimile telephone number:

                               IAT GERMANY


                               By: /s/ Dr. Viktor Vogt
                                   ------------------------------
                                   Name: Dr. Viktor Vogt
                                   Title: Managing Director
                                   Address:
                                   Facsimile telephone number:

                               VERTICAL FINANCIAL HOLDINGS


                               By: /s/ Jacob Agam
                                   ------------------------------
                                   Name: Jacob Agam
                                   Title: Director
                                   Address:
                                   Facsimile telephone number:

                                   STOCKHOLDERS:


                                   /s/ K. - D. Sippel
                                   -----------------------------------


                                   /s/ V. Walther
                                   -----------------------------------


                                   /s/ Walther Blas GmbH
                                   -----------------------------------


                                   /s/ R. Suter
                                   -----------------------------------


                                   /s/ R. Klein Handel GmbH & Co KG
                                   -----------------------------------


                                   /s/ C. Holthuisen
                                   -----------------------------------


                                   /s/ Dr. V. Vogt
                                   -----------------------------------


                                   /s/ P. Freitag
                                   -----------------------------------


                                   /s/ bmp Management Consultants GmbH
                                   -----------------------------------


                                   /s/ U. Stamm
                                   -----------------------------------

                                   /s/ Gradl Consult AG
                                   ------------------------------

                                    Exhibit A

         On the date of the Stock Purchase Agreement, the persons or entities listed below are the stockholders of IAT AG and they hold the number of shares set forth opposite of their respective names.

         Non-Management Stockholders

         K. - D. Sippel                                          1,792
         V. Walther                                              1,679
         Walther Glas GmbH                                         357
         R. Suter                                                1,309
         R. Klein Handel GmbH & Co KG                            1,041
         C. Holthuisen                                             306
         Dr. V. Vogt                                               214
         P. Freitag                                                146
         bmp Management Consultants GmbH                           143
         U. Stamm                                                  107
         Gradl Consult AG                                           49
                                                            ----------
                                                                 7,143

         Management Stockholders

         Dr. V. Vogt                                             2,857

                                    Exhibit B
                               (Oktober 21, 1996)


Any item or matter contained in any subsection to this Exhibit B shall be deemed incorporated by reference into all other subsections to this Exhibit B as though set forth in full therein, without need for any reference thereto.

1.       (Section 2.2 (c))

         None


2.       (Section 2.3)

         IAT AG, a corporation incorporated in and under the laws of Switzerland, having its domicile at Turgi (Gebenstorf). The nominal share capital is SFr. 10,000,000 divided into 10,000 registered shares with a nominal value of SFr. 1,000 each, 100% of which are held by Holdings. However, under Swiss law, the members of the board of directors require one share each. The Articles of Incorporation of IAT AG provide for a restriction of the transfer of the shares.

         IAT Deutschland GmbH, a company incorporated in and under the laws of Germany, having its domicile at Bremen. The nominal share capital is DM 700,000, 74.9% of which is held by IAT AG. The minority shareholder holding 25.1 of the share capital of the company is HIBEG (Hanseatische Industrie-Beteiligungen GmbH), a company having its domicile in Bremen. According to the Articles of Incorporation, the transfer of quotas of the capital of IAT GmbH is subject to the consent of the other shareholder.


3.       (Section 2.6)

         None


4.       (Section 2.7)

         A.  Holdings

         None

         B.  IAT AG

         Dispute with Basix AG, Zurich, a supplier of computer chips regarding the cancellation of a purchase order dated August 4, 1995, The value in dispute amounts to approx. $23,000. So far, no provisions have been made in the financial statements.

         C.  IAT GmbH

         Dispute with Alarm Meyer, Breman, a supplier of a burglar alarm systems regarding his insufficient performance. The value in dispute is approx. DM 5,000.

         Dispute with Vero Electronics, a supplier of IAT GmbH, concerning defective hardware. The claim against IAT GmbH amounts to approx. DM 60,200. The local lawyer of IAT GmbH estimates that the matter can be settled by payment of approx. 50% of the claim.

         In both cases, provisions of approx. 50% of the claims in question have been made in the financial statements.


5.       (Section 2.8)

         A.  Holdings

         None

         B.  IAT AG

         I.   Product Rights and Licenses in Joint Development Contracts

------------------------------------------------------------------------------------------------------------------------------------
Contract                                             Partner                  Date           Comment
------------------------------------------------------------------------------------------------------------------------------------
Vertrag der Entwicklungsgemein-schaft                German Telkom            August 1992    Special multimedia communication
Kommunikationsrechner (EGKP) ("Agreement as to the                                           facilities
Joint Development of Communication FacilIATeAG)
                                                                                             The period of the agreement has expired
------------------------------------------------------------------------------------------------------------------------------------
MVP Cross License Agreement                          Texas Instruments Fran   August 1994    Version 1 H.32p Libraries, JPEG

                                                     IAT AG                                  The period of the agreement will expire
                                                                                             in 2004 if not terminated earlier for
                                                                                             valid reasons
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Contract                                             Partner                  Date           Comment
------------------------------------------------------------------------------------------------------------------------------------
Transfer of Source Codes between Texas I             Texas Instruments Fran   August 1994    Closing of Version 1 H.320 cross
IAT                                                                                          License Agreement
                                                     IAT AG
                                                                                             The period of the agreement has expired
------------------------------------------------------------------------------------------------------------------------------------
Kooperationsvertrag zur Entwicklung der              IBM Germany              December 1994  Interactive Kiosk
Multimedialen Informations- und Kommunikations-
systems MIKS ("Cooperation-Agreement regGerman       German Telekom
Telekom Development of Version 3 of the Multimedia
Information and Communication System MIKS")          IAT AG                                  According to the agreement the period
                                                                                             of the contract expired on June 30,
                                                                                             1996. The parties have, however,
                                                                                             agreed on an extension of the period
                                                                                             of the contract until December 31,
                                                                                             1996 in order to enable the completion
                                                                                             of the development of the product.
                                                                                             Furthermore, the parties are presently
                                                                                             negotiating an agreement as to the
                                                                                             marketing of the product.
------------------------------------------------------------------------------------------------------------------------------------
Rahmenkooperationsvertrag uber die gemeinsame        German Telekom           October 1995   Special functions:
Weiterentwicklung des IAT/Deutsche Telekom                                                   MPEG/JPEG
Softwarecodecs auf Basi's des Texas Instruments      IAT AG                                  H.320 as TMS320C80
Parallelprozessors TMS320C8x ("Frame-Cooperation-
Agreement regarding the Joint Further Development of
the IAT/ German Telecom Softwarecodecs based on                                              According to the agreement the period
Texas Instruments Parallel Processor TMS320C8x")                                             of the contract will expire on
                                                                                             December 31, the 1996. However, as the
                                                                                             development of product will not be
                                                                                             completed by that date, the parties
                                                                                             have agreed to extend the period of
                                                                                             the contract until the product has
                                                                                             been completed.

------------------------------------------------------------------------------------------------------------------------------------
Auftrag Entwicklung des Multi-funktional             German Telekom           December 1995  Last version of several contracts,
Kommunikations-systems MFKS ("Agreement                                                      closes MFKS development
regarding  the Development of the Multifunctional    IAT AG
Communications System MFKS")                                                                 The period of the agreement has expired
------------------------------------------------------------------------------------------------------------------------------------
Auftrag Wavelet-Datacompression fur die              Prof. Seiler             April 1996     Quality still-video for telemedicine
Ubertragung von Still-Video-bildern in hoher
Qualitat ("Agreement regarding
Wavelet-Datenkompression for the                     IAT AG                                  The period of the agreement will expire
Transmission of High Quality Still Video")                                                   on December 31, 1996
------------------------------------------------------------------------------------------------------------------------------------
Joint Development and Cross License                  Texas Instruments Inc.   June 1996      Version 2, Low-cost board, H.320
Agreement                                                                                    Library, Software Modules, Production
                                                     IAT AG                                  and Development Licenses

                                                                                             The period of the agreement will
                                                                                             expire on March 31, 1999 if not
                                                                                             terminated earlier for valid reasons
------------------------------------------------------------------------------------------------------------------------------------

     Furthermore, there are, at present, ongoing negotiations between IAT AG and Texas Instruments Inc. regarding the conclusion of a new agreement concerning the development of Basic Codes for the TI C80 processor.

     II. Use of Third Party Rights by License Agreements for Development or Production of IAT-Products (standard tools excluded)


--------------------------------------------------------------------------------------------------------------------------
Contract                                Partner               Date               Comment
--------------------------------------------------------------------------------------------------------------------------
MVIP License and Technology Disclosure  Mitel                 February 1993      Use of MVIP Interface
Agreement
                                        IAT AG                                   This agreement has been entered into for
                                                                                 an indefinite period of time but can be
                                                                                 terminated for valid reasons
--------------------------------------------------------------------------------------------------------------------------
Program License Agreement               Texas Instruments     November 1993      MVP
                                        Germany

                                        IAT AG                                   This agreement has been entered into for
                                                                                 an indefinite period of time but can be
                                                                                 terminated for valid reasons
--------------------------------------------------------------------------------------------------------------------------
Software License Agreement              Trillium              February 1996      Version 2 (LAPD, Q.930/Q.931 CCITT
                                                                                 88, Q.930/Q.931 ETSI)
                                        IAT AG
                                                                                 This agreement has been entered into for
                                                                                 an indefinite period of time but can be
                                                                                 terminated for valid reasons
--------------------------------------------------------------------------------------------------------------------------
License Agreement Amendment             Trillium              May 1996           Q.930/Q.931-National ISDN-1,
                                                                                 Q.930/Q.931 NTT
                                        IAT AG
                                                                                 This agreement has been entered into for
                                                                                 an indefinite period of time but can be
                                                                                 terminated for valid reasons
--------------------------------------------------------------------------------------------------------------------------

         III.  Marketing and Project Agreement regarding Applications


--------------------------------------------------------------------------------------------------------------------------
Contract                                   Partner               Date           Comment
--------------------------------------------------------------------------------------------------------------------------
Lizenz- und Vertriebsrahmen-vereinbarung   GermaneTelekom        April 1994     Sale/Marketing of jointly developed
and Frame-Distribution-Agreement")                                              products
                                           IAT AG
                                                                                The agreement is governed by German law and does
                                                                                not provide for an expiry date. It can, however,
                                                                                be terminated for valid reasons.
--------------------------------------------------------------------------------------------------------------------------


Note: All relevant contracts include Non-Disclosure Agreements. Only those parts of the contracts necessary for marketing and sales may be published.

         IV.  Use of Rights owned by IAT AG by Third Parties

         Except for the Agreements already listed in this section and for license agreements entered into by IAT AG with third parties in the normal course of its business, there are no other agreements entitling any third party to make use of IAT AG's rights to Intellectual Property.

         V.  Rights of Employees to Intellectual Property

         According to Swiss law, the employee who creates Intellectual Property while performing his employment activities and his contractual duties automatically obtains a personal right thereto. The employer is, however, entitled to make any use of this Intellectual Property, to the extent consistent with the purpose of the employment relationship.

         C.  IAT GmbH

         I.  Project Agreement

         Projektvertrag ("Project-Agreement") between Olympus Optical Co. (Europa) GmbH and IAT GmbH concerning the development/integration of ISDN-based remote control for parts of an Olympus Microscope. The date of the Agreement is January 5, 1996. The Agreement came into force retrospectively in September 1995 and expired on December 31, 1995.

         II.  Licensing and Marketing Agreement

         Know-How, Vertriebs- und Herstellungs- Lizenzvertrag (Know-How, Distribution- and Production- License Agreement) between IAT AG and IAT GmbH. The date of the Agreement is December 1995. The Agreement grants IAT GmbH the nonexclusive right to produce, use and distribute the "IAT-Products" in Germany and contains detailed provisions as to the rights and duties of each party to this Agreement. The Agreement has been entered into for an indefinite period of time and except for valid reasons it can not be terminated earlier than December 31, 2000.

         Kooperationsvereinbarung (Cooperation-Agreement) between Olympus Optical Co. (Europa) GmbH and IAT GmbH. The Agreement was entered into on March 18, 1996, is governed by German law and does not contain any provisions as to its termination.

         III.  Rights of Employees to Intellectual Property

         Under German law according to the employee-invention-act (Arbeitnehmererfindungsgesetz) the employee while performing his employment activities and his contractual duties obtains a personal right thereto. If the invention is patentable or admissible to model registration utility, the employee has the duty to inform his employer of his invention. The employer is entitled - respecting certain time limits - to request the transfer of rights to the invention indemnifying the employee. Employee-inventions subject to the copyright-act (Urheberrechtsgesetz) are not transferable, therefore the employer being only entitled to make use of it. According to the copyright-act (Urheberrechtsgesetz, ss. 69 b) the employer, however, has in general the exclusive right to make use of computer programs which the employee has developed while performing his employment activities and his contractual duties. In principle, jurisprudence grants an indemnification to the employee for programs being qualified as special performances (Sonderleistungsprinzip).


6.       (Section 2.9)

         A.  Holdings

         None

         B.  IAT AG

         In the event that the assets, as listed in the annual balance sheet, no longer cover half of the share capital and the legal reserves of the company, Art. 725 subsection 1 of the Swiss Code of Obligations ("Art. 725 subsection 1") provides for the board of directors to call a general meeting of the shareholders and to propose a financial reorganization. Furthermore, Art. 725 subsection 2 of the Swiss Code of Obligations ("Art. 725 subsection 2"_) states that if the claims of the company's obligees are neither covered if the assets are valued at on-going business value nor at liquidation values, the board of directors shall notify the judge in order to commence bankruptcy proceedings unless obligees of the company subordinate their claims to those of all other company obligees to the extent of such insufficient coverage.

          As far as IAT AG is concerned, the assets as listed in the annual balance sheets of the company have fallen below the limit provided in Art. 725 subsection 1. Consequently, in order to comply with the provisions of Art. 725 subsection 1. and Art. 725 subsection 2 the shareholder and the board of directors have taken and are taking the measures they deem appropriate. In particular, the capital of the company was increased to

         SFr. 10,000,000 and the present shareholders of IAT AG have provided IAT AG with subordinated loans amounting to SFr. 900,000 and DM 700,000. Furthermore, from the point of view of the shareholders of IAT AG, one of the objectives of this present Agreement is to increase the capital of IAT AG with the funds which are expected to be provided with the proceeds of the Closing and any subsequent financing and thus to effect the financial restructuring of the company. IAT AG is of the opinion that at Closing it will not be in violation of Art. 725 subsection 2. Future activities of IAT AG will, however, be dependent upon further equity financing as described above.

         C.  IAT GmbH

         The company discloses a negative owners' equity. Since the long-term loans from the owners have been subjected to declaration of debt subordination under German commercial law, these loans act as equity substitutes versus other creditors of the company.


7.       (Section 2.10(a))

         A.  Holdings

         None

         B.  IAT AG

         I.  Officers and Directors

------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Notification
                                                          Amount                                         Period of
Name and Position                    Form of Agreement    SFr.                  Fringe benefits SFr.     Termination
------------------------------------------------------------------------------------------------------------------------------
Dr. Vogt                             oral                 162,000 p.a.          12,000 p.a. expense      Contract ruled
CEO                                                                             company car              by Swiss Code
                                                                                option to shares of      of Obligations
                                                                                IAG AT
------------------------------------------------------------------------------------------------------------------------------
D. Jeschke                           oral                 1,500 per meeting     --                       Contract ruled
Chairman of the Board                                                                                    by Swiss Code
                                                                                                         of Obligations
------------------------------------------------------------------------------------------------------------------------------
C. Holthuizen                        oral                 1,000 per meeting     --                       Contract ruled
Member of the Board                                                                                      by Swiss Code
                                                                                                         of Obligations
------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------

R. Suter future                      oral                 1,000 per meeting     --                            Contract ruled
Member of the Board                                                                                           by Swiss Code
                                                                                                              of Obligations
------------------------------------------------------------------------------------------------------------------------------
K. Grissemann                        Consulting contract  775.-/day             Company car                   30 days before
CFO                                                                                                           end of each
                                                                                                              quarter
------------------------------------------------------------------------------------------------------------------------------
U. Stamm                             Employment contract  128,000 p.a.          Company car                   6 months
Sales Manager                                                                   Bonus based on performance
                                                                                (none so far)
                                                                                12,000 expense allowance
------------------------------------------------------------------------------------------------------------------------------
F. Muller                            Employment contract  126,000 p.a.          Company car                   6 months
Manager Product Development
------------------------------------------------------------------------------------------------------------------------------

         II.  Affiliates

          Agreement as to subordinated loans between IAT AG, Walther Glas GmbH, Mr. Sippel and Mr. Suter. The date of this Agreement is August 23, 1996. According to this Agreement Walther Glas GmbH shall grant to IAT AG a subordinated loan amounting to SFr. 1,000,000 and Mr. Sippel shall grant to IAT AG a subordinated loan amounting to SFr. 500,000 (or in the event that the loan granted by Telefutura AG has to be paid back prior to the IPO amounting to SFr. 650,000). The loans are to be paid back by the company by June 30, 1997. In the event that such repayment cannot be effected, specific provisions apply and, in particular, Walther Glas GmbH has an option to acquire the shares of IAT AG or of Holding held by Mr. Sippel and Mr. Suter. After signing of the Stock Purchase Agreement the additional shareholder loan of SFr. 500,000 which ought to have been granted to IAT AG by Mr. Sippel was granted by Walther Glas GmbH. In return Walther Glas GmbH has acquired 500 shares of IAT AG from Mr. Sippel. Mr. Sippel has, however, an option to reacquire the equivalent of 500 shares of IAT AG in shares of Holdings from Walther Glas GmbH, in the event that this last loan amounting to SFr. 500,000 granted by Walther Glas GmbH to IAT AG is replaced by a similar loan granted by him at a latter date.

          Investment agreement dated December 19, 1995 between AIG GmbH, IAT AG and HIBEG, Bremen. The Agreement provided for the acquisition of 25.1% of the capital of IAT GmbH by HIBEG. Furthermore the Agreement lays down the general rules for the conduct of the business of IAT GmbH and provides for both HIBEG and IAT AG to grant to IAT GmbH subordinated shareholders' loans.

         C.  IAT GmbH

         I.  Officers and Directors

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Notification
                                                             Amount                                                   Period of
Name and Position                    Form of Agreement       SFr.               Fringe benefits SFr.                  Termination
------------------------------------------------------------------------------------------------------------------------------------
W. Gudauski                          written employment      co168,000 p.a.     Bonus on performance (none so far)    6 months
Managing Director                                                               Company car
IAT GmbH
------------------------------------------------------------------------------------------------------------------------------------
B. Scheibler                         written employment      co95,000 p.a.                                            6 weeks before
Administration Manager                                                                                                end of each
                                                                                                                      quarter
------------------------------------------------------------------------------------------------------------------------------------

         II.  Affiliates

         Investment agreement dated December 19, 1995 between AIG GmbH, IAT AG and HIBEG, Bremen. The Agreement provided for the acquisition of 25.1% of the capital of IAT GmbH by HIBEG. Furthermore the Agreement lays down the general rules for the conduct of the business of IAT GmbH and provides for both HIBEG and IAT AG to grant to IAT GmbH subordinated shareholders' loans.

         Agreement as to subordinated shareholders' loan between IAT GmbH and HIBEG. The date of the Agreement is December 19, 1995. According to the Agreement IAT AG shall grant to IAT GmbH a subordinated loan not exceeding DM 750,000. The Agreement provides for that from June 30, 2000 to December 31, 2004 the loan has to be paid back in installments.

         Agreement as to subordinated shareholders' loan between IAT GmbH and IAT AG. The date of the Agreement is December 19, 1995. According to the Agreement IAT AG shall grant to IAT GmbH a loan subordinated to the loan of HIBEG not exceeding DM 1,000,000. The Agreement provides for that from June 30, 2000 to December 31, 2004, the loan has to be paid back in installments.

8.       (Section 2.10(b))

         A.  Holdings

         None

         B.  IAT AG

         All the Agreements listed pursuant to section 2.8 and the employment agreements which are not listed as none of them provides for an exceptional notice period of termination.

         Agreement as to the lease of the premises of IAT AG. The lease amounts to approx. $120,000 p.a., the notification period of termination is 6 months and the Agreement can be terminated at the end of each quarter of a year.

         C.  IAT GmbH

         Agreement as to the lease of the premises of IAT GmbH. The lease amounts to approx. $185,000 p.a. The notification period of termination is 12 months, the earliest possible date of termination is January 1, 1998. The Agreement can then be terminated at the end of each quarter of the year.

         Agreement as to the purchase of Codecs from Elcoteq for the price of approx. $140,000.

         Consulting Agreement with R. Hlavatsch for technical advice. The remuneration amounts to approx. $100,000 p.a. the notification period of termination is 1 month and the agreement can be terminated at the end of each quarter of the year.


9.       (Section 2.10 (c))

         A.  Holdings

         None

         B.  IAT AG

         Subordinated loans:

         Walther Glas GmbH          SFr. 900,000 and DM. 700,000 (as of October
                                    15, 1996) these loans are to be paid back with the proceeds of the IPO

         Other loans:

         Telefutura AG                      approx. $125,000

         Bank loans and bank overdrafts:

         Schweiz. Bankverein        approx. $1,550,000  (secured by guarantees
                                                         of IAT shareholders)

         C.  IAT GmbH

         Subordinated shareholders' loans:

         HIBEG                              approx. $500,000
         IAT AG                             approx. $670,000

         Bank loans and bank overdrafts:

         Volksbank Sottrum          approx. $670,000   (secured by pledge of
                                                       accounts receivable
                                                       and guarantees of IAT AG,
                                                       HIBEG, Mr.
                                                       Gudauski and Dr. Vogt)

         Bremer Bank                approx. $37,000    (secured by guarantee of
                                                       IAT AG)

         Accounts payable:

         Elcoteq                            approx. $150,000


10.      (Section 2.12)

         None

11.      (Section 2.13)

         A.  Holdings

         None

         B.  IAT AG

         None



         C.  IAT GmbH

         IAT GmbH has pledged all of its accounts receivable in order to secure the bank loan granted by Volksbank Sottrum.

12.      (Section 2.14)

         A.  Holdings

         None

         B.  IAT AG

         In Switzerland, most employment relations are based on written agreements regardless of what position and responsibilities the employee has and what kind of work he performs for the employer. Except for some of the employment agreement already listed in other subsections of Exhibit B, none of these employment contracts provide for an unusual period of termination. It must, however, be noted that some of the employees of IAT AG work in teams and that the termination of some employment relations might, therefore, have an influence on the performance of such a team.

         C.  IAT GmbH

         In Germany, most employment relations are based on written agreements regardless of what position and responsibilities the employee has and what kind of work he performs for the employer. Except for some of the employment agreement already listed in other subsections of Exhibit B, none of these employment contracts provide for an unusual period of termination. It must, however, be noted that some of the employees of IAT

         GmbH work in teams and that the termination of some employment relations might, therefore, have an influence on the performance of such a team.


13.      (Section 2.16)

         A.  Holdings

         None

         B.  IAT AG

------------------------------------------------------------------------------------------------------------------
Carrier                                 Policy amount SFR                       Coverage
------------------------------------------------------------------------------------------------------------------
Genfer Versicherungen                   1,000,000                               Inventory and Fixed Assets, Fire,
                                                                                Burglary
------------------------------------------------------------------------------------------------------------------
Genfer Versicherungen                   2,000,000                               Company liability

------------------------------------------------------------------------------------------------------------------

         C.  IAT GmbH


Carrier                                 Policy amount DM                        Coverage
------------------------------------------------------------------------------------------------------------------
Securitas                               800,000                                 Inventory and Fixed Assets, Fire,
                                                                                Burglary
------------------------------------------------------------------------------------------------------------------
Securitas                               2,000,000                               Company liability
------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT C

                           INVESTOR'S RIGHTS AGREEMENT


     THIS INVESTOR'S RIGHTS AGREEMENT (the "Agreement") is made as of October __, 1996, by and between IAT Holdings, Inc., a Delaware corporation (the "Company"), and Vertical Financial Holdings ("Vertical" or the "Investor").


                                    RECITALS

     WHEREAS, the Company and the Investor are parties to that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement");

     WHEREAS, to induce the Investor to invest funds in the Company pursuant to the Stock Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register shares of Common Stock issuable to the Investor upon conversion of shares of Series A Preferred Stock purchased by the Investor and upon exercise of a Warrant issued to the Investor pursuant to the Stock Purchase Agreement, and certain other matters as set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.   Registration Rights. The Company covenants and agrees as follows:

     1.1 Definitions. For purposes of this Section 1:

          (a) The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Common Stock" means shares of the common stock of the Company, par value $.01 per share.

          (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
     Section 1.12 hereof.

          (e) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (f) The term "Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $.01 per share.

          (g) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (h) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock or upon exercise of the Warrant, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned in accordance with the terms of Section 1.12 hereof.

          (i) The term "SEC" shall mean the Securities and Exchange Commission.

          (j) The term "Warrant" shall mean the warrant to purchase shares of Common Stock of the Company issued to the Investor pursuant to the Stock Purchase Agreement.

     1.2 Request for Registration.

     (a) If the Company shall receive at any time after December 31, 1996 a written request from the Investor that the Company file a registration statement under the Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities then held by the Investor, the Company shall:

          (1) within ten (10) days of the receipt thereof, give written notice, in accordance with Section 3.5 hereof, of such request to all such other Holders; and

          (2) file as soon as practicable, and in any event within sixty (60) days of the receipt of such request, and use all reasonable efforts to cause to become effective as soon as practicable, the registration under the Act of all Registrable Securities which such Holders request to be registered, subject to the limitations of Subsection 1.2(b).

     (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 1.2(a) and the Company shall include such information in the written notice referred to in Subsection 1.2(a). The underwriter will be selected by the Company and shall be acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall exclude from such underwriting
(x) first, the maximum number of securities, if any, other than Registrable Securities, as is necessary to reduce the size of the offering and (y) then the minimum number of Registrable Securities, pro rata to the extent practicable, on the basis of the number of Registrable Securities requested to be registered among the participating holders of Registrable Securities, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.

     (c) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

          (i) After the Company has effected two (2) registrations pursuant to this Section 1.2, excluding any registrations effected on Form S-3, and such registrations have been declared or ordered effective; provided, that the Company shall not be obligated to effect more than one registration pursuant to this Section 1.2 in any twelve (12) month period;

          (ii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below; or

          (iii) If the Company delivers to the Initiating Holders an opinion, in form and substance acceptable to such Initiating Holders, of counsel satisfactory to the Initiating Holders that the Registrable Securities requested to be registered by the Initiating Holders may be sold or transferred pursuant to Rule 144(k) of the Act.

     1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating solely to a Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after giving of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered; provided, that the Company shall not be obligated to effect more than two (2) registrations pursuant to this Section 1.3.

     1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed, whichever first occurs; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and provided further that in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended until all such Registrable Securities are sold, if applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as, in the opinion of counsel to the Company, may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with the registration pursuant to this Section 1, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders.

     1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

     1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and, for one such registration only, the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant to Section 1.3, the Company shall not be required under Section 1.3 to include any of a Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall exclude from such underwriting (x) first, the maximum number of securities, if any, other than Registrable Securities being sold for the account of other than the Company, as is necessary to reduce the size of the offering and (y) then the minimum number of Registrable Securities, pro rata to the extent practicable, on the basis of the number of Registrable Securities requested to be registered among the participating holders of Registrable Securities, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.

     1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder participating in such registration, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or state securities and blue sky laws, or otherwise insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto and any document filed in connection therewith or in connection with any registration or qualification under the state securities and blue sky laws, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act or state securities and blue sky laws or any rule or regulation promulgated under the Act, the 1934 Act or state securities and blue sky laws and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided, however, that the indemnity agreement contained in this Subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any selling Holder's liability under this Subsection 1.9(b) exceed the proceeds received by such Holder from the offering (net of any underwriting discounts and commissions).

          (c) Promptly after receipt by an indemnified party under this Section
     1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of its liability under this Section 1.9, but (i) only to the extent of the liability actually resulting from the failure to deliver written notice and
     (ii) the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

          (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any selling Holder's liability under this Section 1.9(d) exceed the proceeds received by such Holder from the offering (net of any underwriting discounts and commissions).

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.11 Form S-3 Registration. In case the Company shall receive at any time after the completion of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least twenty five percent (25%) of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriting discounts or commissions) of less than $500,000; (3) if the Company has already effected during the previous twelve (12) month period two (2) registrations on Form S-3, or any equivalent successor form, for the Holders pursuant to this Section 1.11; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 1.11, including, without limitation, all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriting discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.11 shall not be counted as registrations effected pursuant to Sections 1.2 or 1.3.

          (d) The Company shall not be obligated to effect any registration pursuant to this Section 1.11 if the Company delivers to the Holders requesting registration under this Section 1.11 an opinion, in form and substance acceptable to such Holders, of counsel satisfactory to such Holders, that the Registrable Securities so requested to be registered may be sold or transferred pursuant to Rule 144(k) under the Act.

     1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to any transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

     2. Covenants of the Company.

     2.1 Financial Statements and Other Information. Except as otherwise set forth below in this Section 2.1, until the Company is subject to the reporting requirements of the 1934 Act, the Company will deliver to the Investor, for so long as the Investor holds any shares of the Company's Common Stock:

          (a) as soon as available, but in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of operations and consolidated cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements will be prepared in accordance with generally accepted accounting principles, consistently applied (except for the absence of notes and subject to normal year-end adjustments);

          (b) as promptly as possible (but in any event within ninety (90) days) after the end of each fiscal year, audited consolidated statements of operations and a consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year and consolidated balance sheets and statements of stockholders' equity of the Company and its subsidiaries as of the end of such fiscal year, setting forth comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with United States generally accepted accounting principles, consistently applied, and accompanied by an unqualified opinion (except for qualifications regarding specified contingent liabilities) of an independent accounting firm selected by the Company's Board of Directors;

          (c) prior to the end of each fiscal year, an annual budget (approved by the Board of Directors) prepared on a monthly, consolidated basis for the Company and its subsidiaries for the succeeding fiscal year (displaying detailed anticipated statements of operations and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets which the Company prepares and any revisions of such annual or other budgets;

          (d) promptly (and in any event within thirty (30) days) after the discovery or receipt of notice of any event or circumstance affecting the Company or its subsidiaries that is determined in good faith by the Company to be material to the Company and its subsidiaries, taken as a whole, including but not limited to, the filing of any material litigation against the Company or its subsidiaries, acquisitions, mergers, substantial sales of assets, significant regulatory or legal developments, the commencement of voluntary or involuntary bankruptcy proceedings, natural or other disasters, significant changes in management or directors, changes in auditors, and execution or termination of, or defaults under, material contracts, a letter from the Chief Executive Officer or Chief Financial Officer of the Company specifying the nature and period of existence thereof and, in the case of material litigation, what actions the Company and its subsidiaries have taken and propose to take with respect thereto;

          (e) promptly after transmission thereof, copies of all financial statements, proxy statements, reports and any other written communications which the Company sends to its stockholders generally and copies of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public;

          (f) a notice specifying the terms of all sales of the Company's securities of which the Company is aware, promptly following the consummation thereof; and

          (g) notice of the effectiveness under the Act of the registration covering the Company's initial public offering, such notice to be provided by telecopier immediately following the SEC's notification to the Company of such effectiveness.

     Each of the financial statements referred to in this Section 2.1 will be true and correct in all material respects and will fairly present the Company's consolidated financial position and results of operations as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the Company's financial condition, operating results or business prospects). The Company's obligation to provide to the Investor the materials described in Subsection (e) above will continue after the Company is subject to the reporting requirements of the 1934 Act until the Investor no longer holds any shares of the Company's Preferred Stock (or Common Stock issued upon conversion thereof or upon exercise of the Warrant).

     2.2 Designated Director. For so long as the Investor shall hold at least 5% of the shares of the Company's Preferred Stock, (or at least 5% of the Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrant), the Investor shall have the right, but not the obligation, to nominate as a member of the management slate for election to the Company's Board of Directors by the stockholders of the Company one (1) person and for so long as the Investor shall hold at least 10% of the shares of the Company's Preferred Stock (or at least 10% of the Common Stock issued upon conversion thereof or upon exercise of the Warrant), the Investor shall have the right, but not the obligation, to nominate as a member of the management slate for election to the Company's Board of Directors by the stockholders of the Company two (2) persons, and the Company agrees to use its best efforts to ensure that such person or persons are duly elected. Moreover, the

Company agrees that one such person shall be elected Co-Chairman of the Board of Directors of the Company.

     2.3 Inspection of Property. Until the Company is subject to the reporting requirements of the 1934 Act, the Company will permit the Investor, or any representatives designated by the Investor, upon reasonable notice and during normal business hours and such other times as the Investor may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom, (iii) discuss the affairs, finances and accounts of the Company and its subsidiaries with the directors, senior management and independent accountants of the Company and its subsidiaries, and (iv) consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts.

     2.4 Positive Covenants. So long as any shares of the Preferred Stock are outstanding, the Company agrees as follows:

          (a) The Company will retain independent public accountants acceptable to the Investor in its discretion who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Investor and will request the firm of independent public accountants whose services are terminated to deliver to the Investor a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Investor the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

          (b) The Company will retain counsel to the Company acceptable to the Investor in its discretion.

          (c) The Company's Board of Directors will meet at least once every fiscal quarter.

          (d) The Company shall maintain in full force and effect, fire, casualty, workmen's compensation and liability insurance policies, with extended coverage, in such amounts and with such coverage as are carried by companies in a position similar to that of the Company.

     2.5 Termination of Certain Covenants. The covenants set forth in Sections
2.3 and 2.4 shall terminate and be of no further force or effect upon the consummation of an initial public offering of shares of Common Stock of the Company.

     3. Miscellaneous.

     3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, disregarding New York principles of conflicts of laws which would otherwise provide for the application of the substantive laws of another jurisdiction. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State of New York. The parties waive any right they may have to assert the doctrine of forum non conveniens or to object to such venue, and hereby consent to court ordered relief.

     3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by facsimile to the party to be notified or four (4) days after deposit with an air courier, the United States Post Office or air courier in the case of non-U.S. parties, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of two-thirds of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     3.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               IAT HOLDINGS, INC.


                               By:    ___________________________________
                                      Name:
                                      Title:
                                      Address:
                                      Facsimile Telephone Number:



                                VERTICAL FINANCIAL HOLDINGS


                                By:   _____________________________________
                                      Name:
                                      Title:
                                      Address:
                                      Facsimile Telephone Number:

                                    EXHIBIT D

                               MARKETING AGREEMENT


     MARKETING AGREEMENT, dated as of October 24, 1996 (the "Agreement"), between IAT Holdings, Inc., a Delaware corporation (the "Company"), and General Capital, a corporation organized under the laws of Switzerland ("General").


                              W I T N E S S E T H :


     WHEREAS, the Company desires to receive services in connection with (a) marketing its products worldwide, (b) arranging debt or equity financing for the Company's products to be purchased by its customers and (c) arranging financing for the Company's operations, leasing programs, joint ventures and distribution arrangements generally, in each case for the further enhancement of the Company's marketing strategy (collectively, the "Objectives"); and

     WHEREAS, General has established its expertise in, among other things, assisting companies in marketing their produces worldwide and arranging financing for customers; and

     WHEREAS, General has performed services for the Company's wholly-owned subsidiary IAT AG, a corporation organized under the laws of Switzerland, since early 1996 as outlined above and the parties now desire to memorialize their agreement and understanding as to their respective duties and obligations.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby covenant and agree, upon the terms and subject to the conditions hereinafter set forth, as follows:

     Section 1. Retention of General. The Company engages General to assist the Company in achieving its Objectives, and General accepts such engagement, subject to the terms and conditions of this Agreement.

     Section 2. Services. (a) At such times as are mutually convenient to General and the Company during the Term (as defined below), General shall provide its services to the Company in connection with the Objectives.

     (b) In connection with performing its services, General and the Company acknowledge and agree that General may, from time to time, propose certain arrangements to the Company in connection with its Objectives and the Company has no obligation to accept such proposals or further obligate itself, and shall only do so with prior written approval.

     Section 3. Term. Subject to Section 5 hereof, this Agreement shall be for a term of five years, commencing on the date hereof and ending on October 24, 2001 (the "Term").

     Section 4. Compensation. For services rendered or to be rendered by General pursuant to this Agreement, the Company shall pay or issue to General the following:

          (a) $100,000 for services to be performed by General during the Term, which shall be paid on the date hereof.

          (b) $300,000 payable at such time as the Company's consolidated stockholders' equity exceeds $6,000,000 and an additional $100,000 payable at such time as the Company's consolidated stockholders' equity exceeds $8,000,000; provided, that the current liabilities of Holdings used to determine the consolidated stockholders' equity of the Company shall not exceed $3,500,000 and, to the extent it exceeds $3,500,000 any such additional amounts shall not reduce such stockholders' equity.

     Section 5. Termination. The Company or General may terminate this Agreement at any time after June 30, 1997 if the Company's working capital does not exceed $4,000,000 by such date (the "Termination Date"), provided, however, that in the event the Company's working capital exceeds such amount by the Termination Date, this Agreement shall not be terminated and shall be a valid and binding obligation upon the parties during the Term.

     Section 6. Marketing Efforts. (a) The Company shall provide General with certain technical and other information relating to its business and operations as is reasonable and necessary for General to market the Company's products. In addition, the Company shall provide General with the necessary sales promotion materials to market the Company's products.

     (b) The Company shall also make its management available to General and prospective customers at such reasonable times and locations as is necessary for General to market the Company's products.

     Section 7. Confidentiality; Non-Competition. General acknowledges that in the course of its engagement it will become familiar with trade secrets and other confidential information ("Confidential Information") concerning the Company and that its services will be special, unique and extraordinary to the Company. General agrees that, during the Term and for a period of five years following the Term, it shall not disclose to any third party any Confidential Information for any purpose other than the performance of its duties under this Agreement and upon the prior written approval of the Company. Subject to the limitations set forth herein, General agrees that during the Term and for a period of two years thereafter it shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company as such business exists within any geographical area in which the Company conducts its business. In the event the Company breaches its duties or obligations under this Agreement, the Company agrees that General shall not be bound by this Agreement, except for the confidentiality provisions contained in this Section 7.

     Section 8. Further Assurances. During the Term, the Company shall use its reasonable good faith efforts to maintain and promote its products.

     Section 9. Representations and Warranties. The Company and General each represent that (a) it has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and (c) this Agreement is valid and binding upon each party, enforceable against each party in accordance with its terms.

     Section 10. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, disregarding any New York principles of conflicts of laws that would otherwise provide for the application of the substantive laws of another jurisdiction. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State of New York. The parties waive any right they may have to assert the doctrine of forum non conveniens or to object to such venue, and hereby consent to court ordered relief.

     Section 11. Entire Agreement; Amendments. This Agreement contains the full and entire understanding and agreement between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and General.

     Section 12. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by General and the Company and their respective successors and assigns. The rights and obligations of General under this Agreement (with the exception of those rights in Section 4 hereof) shall not be assignable.

     Section 13. Counterparts. This Agreement may be executed in two or more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by facsimile to the party to be notified or four (4) days after deposit with an air courier or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     Section 15. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                               IAT HOLDINGS, INC.


                               By:_______________________________
                                  Name:
                                  Title:
                                  Address:
                                  Facsimile telephone number:


                                GENERAL CAPITAL


                               By:_______________________________
                                   Name:
                                   Title:
                                   Address:
                                   Facsimile telephone number:

                                    EXHIBIT E

              Warrant to Purchase 1,980,000 Shares of Common Stock.



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                               IAT HOLDINGS, INC.



     This is to Certify That, FOR VALUE RECEIVED, Vertical Financial Holdings, or assigns ("Holder"), is entitled to purchase from IAT Holdings, Inc., a Delaware corporation (the "Company"), following an initial public offering (the "IPO") of shares of common stock, par value $.01 per share (the "Common Stock") of the Company and subject to the provisions of this Warrant, 1,980,000 fully paid, validly issued and nonassessable shares of Common Stock of the Company at a price per share equal to 130% of the initial public offering price of a share of Common Stock in the IPO at any time or from time to time during the ten (10) year period following the closing date of the IPO, but not later than 5:00 p.m. New York City Time on December 31, 2006. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

     (a) EXERCISE OF WARRANT.

          (1) This Warrant may be exercised in whole or in part at any time or from time to time during the ten (10) year period following the closing date of the IPO, but not later than 5:00 New York City Time on December 31, 2006 (the "Exercise Period") provided, however, that (i) if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to December 31, 2006, the Holder shall have the right to exercise this Warrant commencing at such time through December 31, 2006 into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

          (2) At any time during the Exercise Period, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Exchange Date.

     (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

     (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

          (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq Small Cap Market, the current Market Value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

          (2) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Subsection (8) below) on the record date mentioned below, or less than the Exercise Price on such record date, the Exercise Price shall be adjusted so that the same shall equal the lower of
     (i) the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

          (3) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (8) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (4) In case the Company shall issue shares of its Common Stock, excluding shares issued (i) in any of the transactions described in Subsection (1) above, (ii) upon exercise of options granted to the Company's employees under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (4), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed 5% of the Company's Common Stock outstanding at the time of any issuance), (iii) upon exercise of this Warrant (iv) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, or (v) issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Section (f) (without regard to Subsection (9) below) with respect to the transaction giving rise to such rights, for a consideration per share (the "Offering Price") less than the current market price per share (as defined in Subsection (8) below) on the date the Company fixes the offering price of such additional shares or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (7) below) for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares or (ii) in the event the Offering Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection (7) below) for the issuance of such additional shares would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

          (5) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock, excluding securities issued in transactions described in Subsections (2) and (3) above, for a consideration per share of Common

     Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (7) below) less than the current market price per share (as defined in Subsection (8) below) in effect immediately prior to the issuance of such securities, or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection
     (7) below) for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate or (ii) in the event the Conversion Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection (7) below) for such securities would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

          (6) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1), (2), (3), (4) and (5) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

          (7) For purposes of any computation respecting consideration received pursuant to Subsections (4) and (5) above, the following shall apply:

               (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

               (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

               (C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (7)).

          (8) For the purpose of any computation under Subsections (2), (3), (4) and (5) above, the current market price per share of Common Stock at any date shall be determined in the manner set forth in Section (c) hereof except that the current market price per share shall be deemed to be the higher of (i) the average of the prices for 30 consecutive business days before such date or (ii) the price on the business day immediately preceding such date.

          (9) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

          (10) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. In the event the Company does not provide the Holder with such notice and information within 10 days of a request by the Holder, then notwithstanding the provisions of this Section (f), the Exercise Price shall be immediately adjusted to equal the lowest Offering Price, Subscription Price or Conversion Price, as applicable, since the date of this Warrant, and the number of shares issuable upon exercise of this Warrant shall be adjusted accordingly. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section
     (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

          (11) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to
     (9), inclusive above.

          (12) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

     (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

     (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

     (j) REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Holder of this Warrant and the shares of Common Stock issuable upon exercise of this Warrant shall have the registration rights set forth in Section 1 of the Investor's Rights Agreement dated as of October __, 1996 by and between the Company and the Holder.


                               IAT HOLDINGS, INC.


                               By     ______________________________

[SEAL]



Dated:  October __, 1996


Attest:

-----------------------------
Secretary

                                  PURCHASE FORM


                                                        Dated ____________, 19__

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of _______ in payment of the actual exercise price thereof.

                                __________________

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ________________________________
(Please typewrite or print in block letters)


Address ______________________________


Signature _____________________________

                                 ASSIGNMENT FORM

   FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto


Name _____________________________
(Please typewrite or print in block letters)


Address ____________________________

the right to purchase Common Stock represented by this Warrant to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date ____________, 19__

Signature ___________________

    ************************************************************************













                             STOCK PURCHASE WARRANT




                           To Purchase Common Stock of




                               IAT Holdings, Inc.














    ************************************************************************

                                    EXHIBIT F

[Baker & McKenzie - New York Letterhead]

[Form of opinion of counsel to Holdings





Vertical Financial Holdings
[Address]


Ladies and Gentlemen:

     We have acted as special counsel to IAT Holdings, Inc., a Delaware corporation ("Holdings"), in connection with the Stock Purchase Agreement dated as of October __, 1996 (the "Stock Purchase Agreement"), between Holdings, IAT AG, a corporation organized under the laws of Switzerland, IAT Deutschland GmbH, a corporation organized under the laws of Germany, Vertical Financial Holdings (the "Investor") and the stockholders listed on Schedule I to the Stock Purchase Agreement. This is the opinion contemplated by Section 5.6 of the Stock Purchase Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Stock Purchase Agreement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Stock Purchase Agreement, (ii) the Rights Agreement, (iii) the Marketing Agreement, (iv) the Warrant (together with the Stock Purchase Agreement, the Rights Agreement and the Marketing Agreement, the "Transaction Documents"), (v) the Certificate of Incorporation and (vi) the By-Laws of Holdings. In addition, we have made such investigations and examined such other documents, including certificates of the officers of Holdings and of public officials, as we have considered necessary or appropriate as a basis for this opinion. We have assumed the genuineness of the signatures on all original documents we received and the conformity to the original documents of all copies submitted to us as certified, conformed or photographic copies; as to certificates of public officials, we have assumed that such certificates have been properly given and are accurate.

     Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any other jurisdiction other than (i) the laws of the State of New York and the General Corporation Law of the State of Delaware and (ii) the federal laws of the United States of America.

     Based on the foregoing and subject to the assumptions and qualifications herein, our opinion is as follows:

     1. Holdings is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Holdings is duly qualified to transact business, and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

     2. Holdings has all requisite legal and corporate power to execute and deliver each of the Transaction Documents and to carry out and perform its obligations under the terms of each of the Transaction Documents. Each of the Transaction Documents has been duly authorized, executed and delivered by Holdings and constitutes the legal, valid and binding obligation of Holdings, enforceable in accordance with its respective terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights,
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (c) any rights to indemnity may be limited by federal and state securities laws and public policy considerations. Assuming that each of the Transaction Documents has been duly authorized, executed and delivered by the Subsidiaries (as defined below) and assuming that each of the Transaction Documents constitutes the legal, valid and binding obligation of each of the Subsidiaries under the respective laws of their jurisdictions, each of the Transaction Documents is enforceable as to each of such Subsidiaries in accordance with its respective terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and
(c) any rights to indemnity may be limited by federal and state securities laws and public policy considerations.

     3. The authorized capitalization of Holdings consists of 20,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 4,620,000 shares are validly issued and outstanding, and 2,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 1,980,000 shares have been designated Series A Convertible Preferred Stock. Prior to the Closing, there were no issued and outstanding shares of Preferred Stock of Holdings. All of the issued and outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and non-assessable. Except for the conversion privileges of the Series A Preferred Stock, the Warrant and the Non-Management Stockholder Warrant, there are not outstanding any options, warrants, rights (including conversion or preemptive rights), agreements or commitments of any kind relating to the issuance, sale or transfer of any securities of Holdings as to which Holdings is a party.

None of the outstanding shares of Common Stock or other securities of Holdings was issued in violation of the Securities Act of 1933, as amended.

     4. Assuming that all of the subsidiaries of Holdings are listed on Schedule I hereto, to the best of our knowledge Holdings does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interest in any other corporation, association, trust, partnership, joint venture or other entity.

     5. The issuance, sale and delivery of the Series A Preferred Stock which is being purchased by the Investor pursuant to the Stock Purchase Agreement, the issuance, sale and delivery of the Warrant and the reservation for issuance of the Common Stock issuable upon conversion or exercise thereof have been duly authorized by all required corporate action on the part of Holdings, and when issued, sold, and delivered in accordance with the terms of the Stock Purchase Agreement for the consideration expressed therein, will be duly and validly authorized and issued, fully paid and non-assessable and will be issued in compliance with all applicable federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under the Stock Purchase Agreement upon issuance in accordance with the terms of the Certificate of Incorporation and upon exercise of the Warrant, shall be duly and validly authorized and issued, fully paid, and non-assessable, and issued in compliance with all applicable federal securities laws. The Series A Preferred Stock issued pursuant to the Stock Purchase Agreement (and the Common Stock issuable upon conversion of such Series A Preferred Stock and upon exercise of the Warrant) will be free and clear from all Encumbrances other than those created by, or imposed upon, the holders thereof through no action of Holdings.

     6. Neither the execution and delivery of the Transaction Documents nor the consummation of any or all of the transactions contemplated thereby (a) violates any provision of the Certificate of Incorporation or By-Laws of Holdings, (b) violates, or is in conflict with, or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any person of any of its obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any Encumbrance upon any property or assets of Holdings under, any agreement or commitment to which Holdings is a party, or (c) violates any statute, law, regulation, rule, judgment, decree or order of any court or other governmental body applicable to Holdings.

     7. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any United States state or local governmental authority (other than such as may be required under applicable securities laws of the various jurisdictions in which the Series A Preferred Stock will be offered or sold, as to which we express no opinion) on the part of Holdings is required in connection with the consummation of the transactions contemplated by the Transaction Documents.

     8. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental body pending or, to the best of our knowledge, threatened against or involving Holdings or which questions or challenges the validity of the Transaction Documents or any action taken or to be taken by Holdings pursuant to the Transaction Documents or in connection with the transaction contemplated thereby.

     9. To the best of our knowledge, except as provided in Section 1 of the Rights Agreement, Holdings has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     We are furnishing this opinion to you solely for your benefit, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

                                Very truly yours,





MIR/WD

                                                                October 23, 1996


Vertical Financial Holdings

Ladies and Gentlemen:

1. We have acted as counsel to IAT AG, a corporation organized under the laws of Switzerland (the "Company" ) in connection with the Stock Purchase Agreement dated October 4, 1996 (the "Stock Purchase Agreement"), between AIT Holdings, Inc., a Delaware corporation ("Holdings"), the Company, IAT Deutschland GmbH Interaktive Mediensysteme, a corporation organized under the laws of Germany ("IAT Germany"), the stockholders of Holdings and Vertical Financial Holdings (the "Investor"). This is the opinion contemplated by Section 5.6 of the Stock Purchase Agreement. All capitalized terms used in this opinion without definition have the respective meaning given to them in the Stock Purchase Agreement.

2. In connection with this opinion we have examined a sample copy of (i) the Stock Purchase Agreement, (ii) the Rights Agreement, (iii) the Marketing Agreement, (iv) the Warrant (together with the Stock Purchase Agreement, the Rights Agreement and the Marketing Agreement, the "Transaction Agreements") and (v) a copy of the current Certificate of Registration and Articles of Association of the Company, both dated September 26, 1996. In addition, we have made such investigations and examined such other documents, records and papers as we have thought relevant and necessary as a basis for our opinions hereinafter expressed.

3.   Assumptions

         For the purposes of this opinion, we have assumed:

          3.1  The genuineness of all signatures;

          3.2 The completeness of and conformity to originals of all documents purporting to be copies of originals and the authenticity of all documents submitted to us as originals;

          3.3 the capacity, power and authority of each of the parties other than the Company to enter into and the due execution and delivery by such parties other than the Company of the Transaction Agreements and the agreements examined by us mentioned in section
               4.6 below;

          3.4 that since October 21, 1996 there have been no amendments to the Certificate of Registration and Articles of Associations of the Company in the form examined by us;

          3.5 that there are no provisions of the laws of any jurisdiction outside Switzerland which would have any implication on the opinions we express;

          3.6 that the Transaction Agreements are legal, valid and enforceable against the parties thereto under the laws of the State of New York;

          3.7 that, for the purpose of section 4.4(b) hereof and contrary to the actual situation, all agreements listed in Schedule 1 are governed by Swiss law.

4.   Opinion

     We have made such examination of the laws of Switzerland as currently applied by the courts of Switzerland as in our judgment is necessary or appropriate for the purposes of this opinion. We do not purport to be qualified to pass upon and express no opinion herein as to the laws of any other jurisdiction other than those of Switzerland.

     This opinion shall be governed by and construed in accordance with Swiss law.

     On the above assumptions and subject to the reservations below, we are of the opinion that:

     4.1 The company is a corporation duly incorporated, registered and existing under the laws of Switzerland and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business. According to publicly available information in Switzerland obtained on October 21, 1996, no legal proceedings have been started or threatened for the winding-up, dissolution or reorganization or for the appointment of a receiver, administrator or similar officer of the Company.

     4.2 The Company has all requisite legal and corporate power to execute and deliver the Stock Purchase Agreement and has all requisite legal and corporate power to carry out and perform its obligations under the terms of such agreement. The Stock Purchase Agreement has been duly authorized, (subject to the assumption in section 3.1 above) executed and delivered by the Company and, as a whole constitutes the valid and binding obligation of the Company under the assumption that the Stock Purchase Agreement were subject to Swiss law. The choice of New York law to govern the Stock Purchase Agreement will be upheld and applied by the courts in Switzerland in proceedings in relation to the Stock Purchase Agreement, provided that the requested party has sufficiently proven to such court the contents of New York law, and further provided, that New York law is not incompatible with public policy as understood in Switzerland.

     4.3 The authorized capital of the Company consists of 10,000 registered shares, par value CHF 1,000.- per share, which are all validly issued and outstanding, all of which are held by Holdings to our knowledge free and clear of all liens, encumbrances, security interests and, subject to the transfer restriction contained in art. 7 of the Articles of Association of the Company, free of any restrictions on transfer. All of the issued and outstanding registered shares are fully paid-in and non-assessable. To our knowledge, with the exception of the agreement of August 20/23, 1996 between K.-D. Sippel, R. Suter, Walther Glas GmbH and the Company, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or commitments of any kind relating to the issuance, sale or transfer of any securities of the Company.

     4.4 Neither the execution and delivery of the Stock Purchase Agreement nor the consummation of any or all of the transactions contemplated thereby (a) violates any provision of the Articles of Association of the Company, (b) to our knowledge, violates, or is in conflict with, or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any person of any of its obligation under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any encumbrance upon any property or assets of the Company under any agreement or commitment to which the Company is a party, or (c) to our knowledge, violates any statute, law, regulation, rule, judgment, decree or order of any court or other governmental body applicable to the Company.

     4.5 No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Swiss federal, cantonal or municipal governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement. The Company has, to our knowledge, complied with all laws, ordinances and regulations applicable to it and its business, which the failure to comply with would, either individually on the aggregate, have a materially adverse effect upon the Company. The Company has obtained all Swiss federal, cantonal and municipal governmental licenses and permits material to and necessary in the conduct of its respective business, such licenses and permits are according to information received from management in full force and effect, no material violations are or have been recorded according to publicly available information in respect of any such licenses or permits, and no proceeding is pending or, to our knowledge, threatened to revoke or limit any thereof.

     4.6 The agreements of the company listed in Schedule I hereto have been duly executed by the Company and we are of the opinion that they constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their terms to the extent they are subject to Swiss law.

     4.7 To our knowledge, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental body pending or threatened against or involving the Company which questions or challenges the validity of the Stock Purchase Agreement or any action taken or to be taken by the Company pursuant to the Stock Purchase Agreement or in connection with the transactions contemplated thereby, and the Company is, with the exception of the proceedings mentioned in Exhibit B of the Stock Purchase Agreement, not subject to any judgment, order, or decree that may have any material adverse effect on its business practices or on its ability to acquire any property or conduct any business in any part of the world.

5.   Qualifications

     This opinion is subject to the following qualifications:

     (a) The enforceability and validity of the Transaction Agreements may be limited or affected by bankruptcy, insolvency, liquidation, arrangement, reorganization, moratorium or other laws relating to, or affecting, creditor' rights generally and by general equitable principles.

     (b) We express no opinion on any statements or warranties of fact set out in the Transaction Agreements.

     (c) The enforcement of the Investor's rights under the Transaction Agreements may be subject to the defenses of set off or counterclaim.

     (d)  With regard to our opinion expressed in section 4.3. last sentence, section 4.4(b) and (c), section 4.5 second sentence and 4.7 above we have solely relied upon information received from management of the Company and we have not made any independent review of the Company's records with regard to these issues, provided that with regard to section 4.4(b) we have reviewed the documents listed in Schedule 1.





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



6.   Benefit

This opinion is addressed to you solely in your capacity as investor for your own use. This opinion may not be referred or relied upon for any other purpose or disclosed in whole or in part to any person other than your legal counsel.

                                                     Very truly yours,



                                                     Martin Frey


Schedule 1:  List of Material Agreements





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


              SCHEDULE 1 TO THE OPINION LETTER OF BAKER & MCKENZIE
                                     ZURICH

                           LIST OF MATERIAL AGREEMENTS

     - MVP Cross License Agreement between Texas Instruments France and IAT AG, dated August 8/16, 1994

     - Kooperationsvertrag zur Entwicklung der Version 3 des Multimedialen Informations-und Kommunikationssystems MIKS (-Co-operation Agreement regarding the Development of Version 3 of the Multimedis Informaton and Communications System MIKS-) between IBM Germany, German Telekom and IAG AG, dated Decemher 16, 1994

     - Rahenkooperationsvertrag ber die gemeinsame Weiterentwicklung des LT/Deutsche Telekom Softwarecodecs aut Basis des Texas Instruments Parallelprozesor TMS320C8x ("frame Cooperation Agreement regarding the Joint Further Deelopment of the I.AT/Genn Telecom Softwarecodec based on Texas Instruments Parallel Processor 5320C8") between German Telekom and IAT AG, dated October 2/16, 1995 Joint Development and Cross License Agreement between Texas Instruments Inc. and IAT AG, dated June 21/July 18, 1996 Lizenz- und Vertriebsrhmenvereinbarung ("License and Frame-Distribution-Agreement") between German Telekom and IAT At, dated March 11/April 11/1994

     - Know-How, Vertriebo- und Herstellungs-Lizentvertrag ("Xnow-How", Distribution- and Production-License Agreement") between IAT AG and IAS GmbH, dated December 1995





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